UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant  ☐
Filed by a Party other than the Registrant  ☒

Check appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12

K-TRON INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

HILLENBRAND, INC.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Filed by Hillenbrand, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: K-Tron International, Inc.
Commission File No: 000-09576

The following is the text of a press release issued by Hillenbrand, Inc. on January 11, 2010:

HILLENBRAND, INC. TO HOST INVESTOR LUNCHEONS
IN NEW YORK CITY AND BOSTON

BATESVILLE, Ind., Jan. 11, 2010 – /PR Newswire-First Call/ – Hillenbrand, Inc. (NYSE: HI) will be hosting an investor luncheon from noon to 1:30 PM in New York, New York on January 14, 2010, and in Boston, Massachusetts on January 15, 2010, to discuss the definitive agreement for Hillenbrand, Inc. to acquire K-Tron International, Inc. (Nasdaq: KTII).

You are cordially invited to join us. The luncheons will provide an opportunity to hear from and meet members of the Hillenbrand and K-Tron management teams (Ken Camp-CEO Hillenbrand, Cindy Lucchese-CFO Hillenbrand, Mark Lanning-IRO Hillenbrand and Lukas Guenthardt-SVP Corp. Development K-Tron). The luncheons will feature a presentation about the combination and discuss how it will better position Hillenbrand, Inc. for immediate and long-term growth and enhanced profitability.

In connection with these luncheons, Hillenbrand has prepared investor presentations containing information about the K-Tron transaction.  These investor presentations are being filed with the SEC and being made available on the Investor Relations section of the Company’s web site at www.hillenbrandinc.com.

To RSVP for one of the luncheons please contact Mary Bischoff, Hillenbrand Investor Relations at mary.bischoff@hillenbrand.com or 812-931-5082.  Please indicate the names of those that will be attending from your firm and indicate which location (New York or Boston) you prefer, so we can accommodate you. After we receive your RSVP, you will receive a confirmation for your attendance.

NEW YORK CITY

LUNCHEON AGENDA

Registration: 11:30 AM to Noon, Peacock Alley, Main Lobby
Executive Presentations and Question & Answer Session: Noon to 1:30 PM, Peacock Alley Private Dining Room, Main Lobby

LOCATION

Venue: Waldorf Astoria
Address: 301 Park Avenue, New York, NY 10022-6897
Tel: (212) 872-1275
Hotel Information: http://waldorfnewyork.com/index.cfm

BOSTON

LUNCHEON AGENDA

Registration: 11:30 AM to Noon, Oliver Room Foyer, Third Floor
Executive Presentations and Question & Answer Session: Noon to 1:30 PM, Oliver Room, Third Floor

LOCATION

Venue: Hilton Boston/ Financial District
Address: 89 Broad Street, Boston Massachusetts
Tel: (617) 556-0006
Hotel Information: http://www1.hilton.com/en_US/hi/hotel/BOSFDHF-Hilton-Boston-Financial-District-Massachusetts/index.do

About Hillenbrand, Inc.
Hillenbrand, Inc. (www.HillenbrandInc.com) is the holding company for Batesville Casket Company, a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, selection room display fixturing, and other personalization and memorialization products. HI-INC-F

Additional Information and Where to Find it

This press release may be deemed to be solicitation material in respect of the proposed acquisition of K-Tron by Hillenbrand.  In connection with the proposed acquisition, K-Tron plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF K-TRON ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement will be mailed to shareholders of K-Tron. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by K-Tron with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and K-Tron’s other filings with the SEC may also be obtained from K-Tron by directing a request to K-Tron International, Inc., Attention: Investor Relations, Route 55 and 553, P.O. Box 888, Pitman, N.J. 08071, or by calling 856-589-0500.

Hillenbrand, K-Tron and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from K-Tron shareholders in favor of the proposed acquisition. Information regarding Hillenbrand’s directors and executive officers is available in its 2009 Annual Report on Form 10-K filed with the SEC on November 24, 2009, and definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on January 5, 2010.  Information regarding K-Tron’s directors and executive officers is available in its 2008 Annual Report on Form 10-K filed with the SEC on March 13, 2009, and definitive proxy statement relating to its 2009 Annual Meeting of Shareholders filed with the SEC on April 6, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

CONTACT
Investor Relations for Hillenbrand, Inc.
Mark R. Lanning, Vice President of Investor Relations and Treasurer
Phone: 812-934-7256
E-mail: mrlanning@hillenbrand.com

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